SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  MARCH 24, 1998



                         ALLEGHENY TELEDYNE INCORPORATED
             (Exact name of registrant as specified in its charter)



            DELAWARE                1-12001                 25-1792394
(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)           File Number)          Identification No.)


1000  SIX PPG PLACE,  PITTSBURGH,  PENNSYLVANIA         15222-5479
(Address of principal executive offices)                (Zip code)



Registrant's telephone number, including area code:  412-394-2800


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Item 2.     Acquisition or Disposition of Assets.
            ------------------------------------

            On March 24, 1998, pursuant to an Agreement and Plan of Merger dated as of October 31, 1997 (the "Merger Agreement") among Allegheny Teledyne Incorporated (the "Company"), Sea Merger Inc. ("Sub") and Oregon Metallurgical Corporation ("Oremet"), Sub was merged with and into Oremet, whereupon Oremet became a wholly owned subsidiary of the Company (the "Merger").

            The Company is a group of technology-based manufacturing companies with significant concentration in special metals, complemented by aerospace and electronics, industrial and consumer products. Oremet is an integrated producer and distributor of titanium sponge, ingot, mill products and castings for use in the aerospace, industrial, golf and military markets.

            Pursuant to the Merger Agreement, at the effective time of the Merger each outstanding share of Common Stock, par value $1.00 per share, of Oremet (other than shares owned by the Company or any subsidiary of the Company, or shares held in Oremet's treasury immediately prior to the effective time of the Merger) was converted into the right to receive 1.296 shares of Common Stock,, par value $.10 per share, of the Company (with cash paid in lieu of fractional shares). The foregoing conversion ratio was determined on the basis of arms' length negotiations between representatives of the Company and Oremet.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.
            -----------------------------------------------------

      (c) The following Exhibit is incorporated by reference as part of this Current Report on Form 8-K:

      Exhibit No.                   Description
      -----------                   -----------

            2.1 Agreement and Plan of Merger dated October 31, 1997 among Allegheny Teledyne Incorporated, Sea Merger Inc. and Oregon Metallurgical Corporation (Incorporated by reference to Exhibit 2.1 to the Registration Statement of Allegheny Teledyne Incorporated on Form S-4, Registration No. 333-46695.)




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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Allegheny Teledyne Incorporated



Date:  April 3, 1998                By:   /s/ James L. Murdy
                                          ------------------------
                                          James L. Murdy
                                          Executive Vice President,
                                            Finance and Administration
                                            and Chief Financial Officer